Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Martin Shen, the Chief Executive Officer of FingerMotion, Inc., and Yew Hon Lee, the Chief Financial Officer of FingerMotion, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of FingerMotion, Inc. for the quarterly period ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FingerMotion, Inc.

Date: January 14, 2025

/s/ Martin J. Shen
Martin J. Shen, Chief Executive Officer
(Principal Executive Officer)

/s/ Yew Hon Lee
Yew Hon Lee, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FingerMotion, Inc. and will be retained by FingerMotion, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.